Exhibit 23.1


McGladrey & Pullen
Certified Public Accountants



Independent Auditor's Consent

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements on Form S-8 pertaining to the QCR Holdings, Inc. 401(k)/Profit Sharing Plan (File No. 33-77420) and Stock Option Plan (File No. 33-78024) of our reported dated January 23, 2004 relating to the December 31, 2003 financial statements of QCR Holdings, Inc. and to the reference to our Firm under the caption "Experts" contained therein.


/s/ McGladrey & Pullen, LLP
---------------------------


Davenport, Iowa
March 19, 2004



McGladrey & Pullen, LLP is a member firm of RSM International - an affiliation of separate and independent legal entities.


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